EXHIBIT 10.3
                       Amendment No. 4 to
          1988 Non-Employee Director Stock Option Plan


     Reference is made to that certain 1988 Non-Employee Director Stock Option Plan (the "Plan"), adopted by the Board of Directors of Electrosource, Inc., a Delaware corporation (the "Company") on April 27, 1988, as amended by that certain Amendment No. 1 to Non-Employee Director Stock Option Plan of Electrosource, Inc., dated as of March 1, 1990, that certain Amendment No. 2 to Non-Employee Director Stock Option Plan dated as of February 19, 1992, and that certain Amendment No. 3 to Non-Employee Director Stock Option Plan.

      Section VI(c) of the Plan is hereby amended to read in its entirety as follows:

     "(c) The term of each option shall be for ten years from the
date   of   grant  thereof,  and  shall  be  subject  to  earlier
termination as herein provided."

      Section VI(d)(i) of the Plan is hereby amended to read in its entirety as follows:

      "(I) the expiration of ten years from the date of grant of such option."

      This amendment shall be effective as of February 8, 1995, but shall be subject to approval by the holders of at least a majority of the outstanding shares of the voting stock of the Company present and voting at the annual meeting of the Company's shareholders to be held in May 1995.

     Executed to be effective as of February 8, 1995

                                   ELECTROSOURCE, INC.


                                   By:     /S/
                                      Michael G. Semmens
                                   Title:     President